Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp..
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: Donna Brownell 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
SECOND QUARTER 2008 RESULTS

Wakefield, MA—July 29, 2008—Franklin Street Properties Corp. (the “Company” or “FSP”) (AMEX: FSP), an investment firm specializing in real estate, announced today Net Income of $10.5 million and Earnings Per Share (EPS) of $0.15 for the three months ended June 30, 2008.  The Company also announced Funds From Operations (FFO) of $20.3 million or $0.29 per share and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 3 of this press release.

(in 000's except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Increase (Decrease)	2008	2007	Increase (Decrease)

Net Income	$10,534	$32,476	$(21,942)	$17,920	$42,208	$(24,288)

FFO	$20,283	$19,969	$314	$35,920	$39,555	$(3,635)
GOS	-	21,590	(21,590)	-	21,590	(21,590)
FFO+GOS	$20,283	$41,559	$(21,276)	$35,920	$61,145	$(25,225)
Per Share Data:
EPS	$0.15	$0.46	$(0.31)	$0.25	$0.60	$(0.35)
FFO	$0.29	$0.28	$0.01	$0.51	$0.56	$(0.05)
GOS	$-	$0.31	$(0.31)	$-	$0.31	$(0.31)
FFO+GOS	$0.29	$0.59	$(0.30)	$0.51	$0.86	$(0.35)

Weighted ave shares (diluted)	70,481	70,766	(286)	70,481	70,766	(286)

Comparing results for the second quarter of 2008 to 2007, Net Income and EPS decreased $21.9 million or $0.31 per share, and FFO increased $0.3 million or $0.01 per share.  There was no GOS in the second quarter of 2008 compared to $21.6 million or $0.31 per share in the second quarter of 2007.  The FFO increase was primarily a result of increases in real estate rental income net of operating expenses from property acquisitions and the benefit of increases in leasing made over the last twelve months.  Primarily as a result of these changes, FFO+GOS decreased $21.3 million or $0.30 per share comparing the first quarter of 2008 to 2007.

Comparing results for the first half of 2008 to 2007, Net Income and EPS decreased $24.3 million or $0.35 per share, and FFO decreased $3.6 million or $0.05 per share.  There was no GOS in the first half of 2008 compared to $21.6 million or $0.31 per share in the first half of 2007.  The FFO decrease was primarily because of lower sales of securities by our investment bank, which decreased $56.7 million to $52.5 million for the first half of 2008 compared to $109.2 million in the first half of 2007. Revenue from our investment bank is primarily based on the value of these securities sales. As a result of these changes, FFO+GOS decreased $25.2 million or $0.35 per share comparing the first half of 2008 to 2007.

-more-

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2008, FSP’s profits as represented by FFO+GOS totaled approximately $20.3 million or $0.29 per share.  Dividend distributions declared for the second quarter of 2008, which are payable on August 20, 2008, totaled approximately $13.4 million or $0.19 per share.

Significant portions of our real estate investment business are transactional.  Beginning in the third quarter of 2007, those transactional businesses became materially impacted by external financial, mortgage/debt and investment market problems that have arisen from the “credit crunch”.  FSP has certain properties in its portfolio that we may contemplate selling but have not put up for sale because of market conditions.  Consequently, the second quarter of 2008 produced no GOS profit contribution.  Changes in mortgage loan availability and changes in the cost of those loans continue to restrict many potential sales of commercial office buildings around the country.  Rather than sell in this negative environment, FSP continues to postpone consideration of the sale of some properties until a more attractive environment establishes itself, particularly within the mortgage/debt markets.  A time frame for improvement in these markets is hard to predict, especially with the uncertainty of how significant an impact the current financial market turmoil will have on broader U.S. economic activity.  We are constantly evaluating property disposition opportunities, as well as potential new property acquisition opportunities that may present themselves at attractive prices.

Additionally as a result of the turmoil in the financial, mortgage/debt and investment markets, the investor appetite for our real estate private placement business has suffered and continues to negatively affect our Investment Banking equity-raising efforts.  During the second quarter of 2008, we raised $49.9 million of equity capital, up substantially from the $2.7 million volume achieved in the first quarter of 2008, but far short of the $109.2 million level of business done during the first half of 2007.  Uncertainty continues to surround the potential impact on commercial real estate emanating from the financial, mortgage/debt crisis and has caused a “wait-and-see” attitude to prevail among many of our established investor clients.  We anticipate business in this area to remain very volatile quarter-to-quarter as long as broader investment market activity and financial events continue to meaningfully sway investor confidence and sentiment.

While profits continued to suffer in the second quarter of 2008 from our transactional businesses being negatively impacted by the broader capital market credit crunch, our real estate portfolio of 27 properties maintained its overall 93% occupancy and provided steady rental income.  FFO for the second quarter of 2008 was $0.29 per share, consisting of $0.24 per share from real estate operations and $0.05 from investment banking.  During the second quarter of 2008, the Company used its balance sheet strength to complete the approximately $35.4 million cash purchase of FSP Park Ten Development Corp., which owns a recently-built approximately 157,000 square foot office building in Houston, Texas. FSP managed the spec-development of the project on behalf of FSP Park Ten Development Corp. The property, which was completed in late 2006, is now approximately 98% leased and is adjacent to a look-alike sister building also owned by FSP.

As the capital markets and U.S. economy work through the current real estate mortgage/debt crunch, we will continue to pursue additional property investment opportunities.  It will be FSP’s objective to continue to grow its property portfolio and rental income business during this period of liquidity-constrained capital markets by using its balance sheet strength to help finance and fund new acquisitions.  We continue to be very optimistic about FSP’s position in the current commercial real estate investment market and the opportunities that may present themselves as a result of the current distress surrounding some aspects of those markets.”

-more-

Dividend Announcement

On July 21, 2008, the Company announced that its Board of Directors declared a regularly quarterly dividend for the three months ended June 30, 2008 of $0.19 per share of common stock payable on August 20, 2008 to stockholders of record on July 31, 2008.  This represents a reduction of $0.12 per share of common stock from the $0.31 per share of common stock regular quarterly dividend that the Company has paid since its common stock began trading publicly in June 2005.  The Company’s July 21, 2008 announcement noted that the Company had experienced a significant slowing of activity in, and lower profit contribution from, two transactional components of its business, investment banking/investment services and property dispositions, since the onset of the current debt market conditions.  Because the Company's transactional businesses can be volatile, the Company’s Board of Directors believed that it was prudent to better align the Company’s regular quarterly dividends to a level more closely related to the Company’s current real estate operations alone.  The reduction of the Company’s regular quarterly dividend reflects the Company’s uncertainty about the ultimate duration and severity of the current debt market conditions and the associated turmoil in the capital markets and their impact on the Company’s transactional businesses.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 27 properties and for two non-consolidated REITs that we have interests in as of June 30, 2008.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2008	2007	2008	2007

Net income	$10,534	$32,476	$17,920	$42,208
(Gain) Loss on sale of properties	-	(21,590)	-	(21,590)
GAAP (income) loss from non-consolidated REITs	(694)	142	(1,487)	725
Distributions from non-consolidated REITs	1,731	442	2,277	723
Depreciation of real estate & intangible amortization	8,712	8,499	17,210	17,489
Funds From Operations (FFO)	20,283	19,969	35,920	39,555
Plus gains on sales of properties	-	21,590	-	21,590
FFO+GOS	$20,283	$41,559	$35,920	$61,145

Per Share Data
EPS	$0.15	$0.46	$0.25	$0.60
FFO	$0.29	$0.28	$0.51	$0.56
GOS	$-	$0.31	$-	$0.31
FFO+GOS	$0.29	$0.59	$0.51	$0.86

Weighted average shares (basic and diluted)	70,481	70,766	70,481	70,766

-more-

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

A conference call is scheduled for July 30, 2008 at 9:30 a.m. (ET) to discuss the second quarter 2008 results. The toll free number is 1-800-573-4752, passcode 92548197. Internationally, the call may be accessed by dialing 1-617-224-4324, passcode 92548197. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties.  FSP operates in two business segments: real estate operations and investment banking/investment services.  The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties.  FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation the current disruptions in the credit markets, changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2007), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Prior 4 Quarters Information	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

-more-

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income Statements
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2008	2007	2008	2007

Revenue:
Rental	$27,700	$22,896	$54,356	$48,001
Related party revenue:
Syndication fees	3,257	3,448	3,462	6,403
Transaction fees	3,138	3,761	3,306	6,842
Management fees and interest income from loans	423	1,862	984	3,679
Other	19	9	39	47
Total revenue	34,537	31,976	62,147	64,972

Expenses:
Real estate operating expenses	7,116	5,668	13,815	11,875
Real estate taxes and insurance	4,505	3,923	8,784	8,092
Depreciation and amortization	7,591	6,778	14,950	13,954
Selling, general and administrative	2,621	2,000	4,630	3,888
Commissions	1,654	1,754	1,812	3,313
Interest	1,051	1,622	2,243	4,298

Total expenses	24,538	21,745	46,234	45,420

Income before interest income, equity in earnings (losses) of
non-consolidated REITs and taxes	9,999	10,231	15,913	19,552
Interest income	176	560	479	1,213
Equity in earnings (losses) of non-consolidated REITs	694	(142)	1,487	(758)

Income before taxes	10,869	10,649	17,879	20,007
Income tax expense (benefit)	335	425	(41)	721

Income from continuing operations	10,534	10,224	17,920	19,286
Income from discontinued operations	-	662	-	1,331
Gain on sale of assets	-	21,590	-	21,590

Net income	$10,534	$32,476	$17,920	$42,207

Weighted average number of shares outstanding,
basic and diluted	70,481	70,766	70,481	70,766

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.15	$0.14	$0.25	$0.27
Discontinued operations	-	0.01	-	0.02
Gains on sales of assets	-	0.31	-	0.31
Net income per share, basic and diluted	$0.15	$0.46	$0.25	$0.60

-more-

Franklin Street Properties Corp. Financial Results
Supplementary Schedule B
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and par value amounts)	June 30,	December 31,
	2008	2007
Assets:
Real estate assets, net	$815,710	$790,319
Acquired real estate leases, less accumulated amortization
of $28,213 and $23,401, respectively	30,905	33,695
Investment in non-consolidated REITs	84,609	85,663
Assets held for syndication, net	14,039	26,310
Cash and cash equivalents	34,386	46,988
Restricted cash	336	336
Tenant rent receivables, less allowance for doubtful accounts
of $509 and $430, respectively	989	1,472
Straight-line rent receivable, less allowance for doubtful accounts
of $261 and $261, respectively	7,894	7,387
Prepaid expenses	1,061	1,395
Other assets	1,588	406
Office computers and furniture, net of accumulated depreciation
of $1,038 and $968, respectively	331	309
Deferred leasing commissions, net of accumulated amortization
of $2,574, and $1,975, respectively	10,509	9,186
Total assets	$1,002,357	$1,003,466

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$109,995	$84,750
Accounts payable and accrued expenses	18,984	20,255
Accrued compensation	1,845	1,564
Tenant security deposits	1,810	1,874
Acquired unfavorable real estate leases, less accumulated amortization
of $1,455, and $1,226, respectively	4,883	4,405
Total liabilities	137,517	112,848

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 70,480,705 and 70,480,705 shares issued and outstanding, respectively	7	7
Additional paid-in capital	889,019	889,019
Earnings (distributions) in excess of accumulated earnings/distributions	(24,186)	1,592
Total stockholders’ equity	864,840	890,618
Total liabilities and stockholders’ equity	$1,002,357	$1,003,466

-more-

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed  Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2008	2007
Cash flows from operating activities:
Net income	$17,920	$42,208
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on assets sold	-	(21,590)
Depreciation and amortization expense	14,973	14,938
Amortization of above market lease	2,259	2,569
Equity in earnings (losses) from non-consolidated REITs	(1,487)	725
Distributions from non-consolidated REITs	2,277	723
Increase in bad debt reserve	79	-
Changes in operating assets and liabilities:
Restricted cash	1	79
Tenant rent receivables, net	404	334
Straight-line rents, net	(507)	(2,049)
Prepaid expenses and other assets, net	160	861
Accounts payable and accrued expenses	(2,002)	(2,074)
Accrued compensation	281	(1,726)
Tenant security deposits	(64)	39
Payment of deferred leasing commissions	(2,131)	(2,669)

Net cash provided by operating activities	32,163	32,368

Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture, capitalized merger costs	(34,903)	(72,416)
Purchase of acquired favorable and unfavorable leases	(2,067)	(3,726)
Investment in non-consolidated REITs	(10)	(9)
Investment in loan receivable	(1,000)	-
Redemption of certificate of deposit	-	5,143
Investment in assets held for syndication, net	11,698	(74,420)
Proceeds received on sales of real estate assets	-	74,812

Net cash used in investing activities	(26,282)	(70,616)

Cash flows from financing activities:
Distributions to stockholders	(43,698)	(43,875)
Repayments under bank note payable	25,245	119,750
Deferred financing costs	(30)	-

Net cash (used in) provided by financing activities	(18,483)	75,875

Net increase (decrease) in cash and cash equivalents	(12,602)	37,627

Cash and cash equivalents, beginning of period	46,988	69,973

Cash and cash equivalents, end of period	$34,386	$107,600

The accompanying notes are an integral part of these condensed consolidated financial statements.

-more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2008	146,483	2.8%
2009	588,793	11.4%
2010	768,906	14.9%
2011	365,771	7.1%
2012	739,705	14.4%
2013	333,278	6.5%
Thereafter (2)	2,210,460	42.9%
	5,153,396	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases and if applicable, exclude assets held for sale.
(2)	Includes 361,000 square feet of current vacancies.

(Dollars and square feet in 000's)	As of June 30, 2008
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$235,473	28.9%	1,488	28.8%
Colorado	4	132,141	16.2%	791	15.4%
Georgia	1	78,017	9.6%	387	7.5%
Maryland	2	63,547	7.8%	424	8.2%
Virginia	2	63,040	7.6%	433	8.4%
Missouri	2	57,190	7.0%	349	6.8%
Florida	1	49,867	6.1%	213	4.1%
Indiana	1	37,865	4.6%	205	4.0%
Illinois	1	32,054	3.9%	177	3.5%
California	2	21,492	2.6%	182	3.5%
Michigan	1	15,327	1.9%	215	4.2%
Washington	1	15,176	1.9%	117	2.3%
North Carolina	2	14,521	1.9%	172	3.3%
Total	27	$815,710	100.0%	5,153	100.0%

Property by type:
(dollars & square feet in 000's)	As of June 30, 2008
	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	26	810,509	99.4%	5,054	98.1%
Industrial	1	5,201	0.6%	99	1.9%
Total	27	$815,710	100.0%	5,153	100.0%

-more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Six Months Ended
(in thousands)	30-Jun-08	30-Jun-07

Tenant improvements	$2,897	$869
Deferred leasing costs	2,130	2,008
Building improvements	569	1,324
	$5,596	$4,201

Square foot & leased percentages	June 30,	December 31,
	2008	2007

Owned portfolio of commercial real estate
Number of properties	27	26
Square feet	5,153,396	4,998,280
Leased percentage	93%	93%

Investments in non-consolidated commercial real estate
Number of properties	2	3
Square feet	1,459,420	1,614,380
Leased percentage	78%	92%

Single Asset REITs (SARs) managed
Number of properties	10	9
Square feet*	2,682,931	2,682,770
Leased percentage*	93%	92%

Total owned, investments & managed properties
Number of properties*	39	38
Square feet*	9,295,747	9,295,430
Leased percentage*	91%	93%

*Excludes a property to be constructed with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT Name	City	State	Feet	30-Jun-08	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	840,913	90.3%	43.7%
FSP Phoenix Tower Corp.	Houston	TX	618,507	62.4%	4.6%
			1,459,420	78.4%

-more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Prior 4 Quarters Information
(Unaudited)

(in thousands)
	Q2	Q3	Q4	Q1
Revenue:	2007	2007	2007	2008
Rental	$23,201	$27,431	$25,851	$26,656
Related party revenue:
Syndication fees	3,448	687	1,896	205
Transaction fees	3,761	604	2,452	168
Management fees and
interest income from loans	1,862	1,497	1,854	561
Other	9	37	34	20
Total revenue	32,281	30,256	32,087	27,610

Expenses:
Real estate operating expenses	5,771	7,263	7,145	6,699
Real estate taxes and insurance	4,039	4,565	4,110	4,279
Depreciation and amortization	6,889	7,870	7,624	7,359
Selling, general and administrative	2,000	1,787	1,790	2,009
Commissions	1,754	406	1,017	158
Interest	1,622	1,823	1,563	1,192
Total expenses	22,075	23,714	23,249	21,696

Income before interest income, equity in earnings
(losses) in non-consolidated REITs and taxes	10,206	6,542	8,838	5,914
Interest income	560	650	514	303
Equity in earnings (losses) in non-consolidated REITs	(142)	147	147	793

Income before taxes	10,624	7,339	9,499	7,010
Income tax expense (benefit)	373	(261)	295	(376)

Income from continuing operations	10,251	7,600	9,204	7,386
Income from discontinued operations	635	(56)	(70)	-

Income before gain on sale of properties	10,886	7,544	9,134	7,386
Gain on sale of assets	21,590	1,942	257	-
Net income	$32,476	$9,486	$9,391	$7,386

FFO and FFO+GOS calculations:

Net income	$32,476	$9,486	$9,391	$7,386
(Gain) loss on sale of assets	(21,590)	(1,942)	(257)	-
GAAP (income) loss from non-consolidated REITs	142	(106)	(147)	(793)
Distributions from non-consolidated REITs	442	476	607	546
Depreciation & amortization	8,508	9,016	8,978	8,498
Funds From Operations (FFO)	19,978	16,930	18,572	15,637
Plus gains on sales of assets	21,590	1,942	257
FFO+GOS	$41,568	$18,872	$18,829	$15,637

-more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on square feet leased.

				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	Capital One Services, Inc.* (1)	297,789	61	6.0%
2	Citgo Petroleum Corporation	248,399	29	5.0%
3	Tektronix Texas, LLC	241,372	38	4.8%
4	Burger King Corporation	212,619	58	4.3%
5	New Era of Networks, Inc. (Sybase)	199,077	42	4.0%
6	Citgroup Credit Services, Inc.	176,848	61	3.5%
7	RGA Reinsurance Company	171,120	63	3.4%
8	International Business Machines Corp.	138,033	73	2.8%
9	Murphy Exploration & Production Company	133,786	13	2.7%
10	CACI Technologies, Inc.	132,896	73	2.7%
11	Maines Paper and Food Service, Inc.	98,745	42	2.0%
12	The Staubach Company	92,827	87	1.9%
13	AMDOCS, Inc.	91,928	73	1.8%
14	Ober Kaler Grimes	90,811	81	1.8%
15	County of Santa Clara	90,467	91	1.8%
16	Vail Corp, dba Vail Resorts	83,620	79	1.7%
17	Corporate Holdings, LLC	81,818	67	1.6%
18	Technip-Coflexip USA Holdings, Inc	79,496	73	1.6%
19	Noble Royalties, Inc.	78,344	67	1.6%
20	Cooley Godward LLP	72,850	81	1.5%
	Total	2,812,845		56.3%

(1)	Capital One subleases all of its space to LandAmerica Financial Group.

-more-

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.